University General Health System to Present at Sidoti & Company Micro-Cap Conference on Friday, June 7, 2013

HOUSTON, TX -- (Marketwire - May 31, 2013) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health care delivery system, today announced that it will be presenting at the Sidoti & Company Semi-Annual Micro-Cap Conference on Friday, June 7, 2013. The conference will be held at the Grand Hyatt New York Hotel in New York City.

The Company's President, Donald Sapaugh, and General Counsel, Ed Laborde, are scheduled to present at 11:20 a.m. Eastern Time in the Julliard Room.

Management of University General Health System will be available for one-on-one meetings with investors during the day at the conference. Investors interested in arranging one-on-one meetings should contact their Sidoti representative.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, three ambulatory surgical centers, a number of diagnostic imaging and physical therapy clinics, two sleep clinics, and a hyperbaric wound care center in the Houston area. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

For additional information, please contact:

Don Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(800) 377-9893
info@rjfalkner.com